EXHIBIT 16.1

[Arthur Andersen Logo]

ARTHUR ANDERSEN LLP
101 Second Street, Suite 1100
San Francisco, CA 94105-3601

May 20, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 20, 2002 of FLIR Systems, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/    ARTHUR ANDERSEN LLP

Arthur Andersen LLP